I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"NORTH FIRST GENERAL, INC.", A UTAH CORPORATION,

WITH AND INTO "FASTRACK PHARMACEUTICALS, INC." UNDER THE NAME OF "FASTRACK PHARMACEUTICALS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTEENTH DAY OF OCTOBER, A.D. 2011, AT 12:59 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE EIGHTEENTH DAY OF OCTOBER, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4612809 8100M

111097987

AUTHENTICATION: 9090651

DATE: 10-13-11

STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is FasTrack Pharmaceuticals, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is North First General, Inc., a Utah corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is FasTrack Pharmaceuticals, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 100 shares of common stock, par value of $.001 per share.

SIXTH: The merger is to become effective on October 18, 2011.

SEVENTH: The Agreement of Merger is on file at 80 West Sierra Madre Blvd., #392, Sierra Madre, CA 91024, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 13th day of October, A.D., 2011.

By: [signature]
Authorized Officer

Name: Vivian Liu
Print or Type

Title: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:12 PM 10/13/2011
FILED 12:59 PM 10/13/2011
SRV 111097987 - 4612809 FILE